As filed with the Securities and Exchange Commission on November __, 2012
Registration No. 333-183557

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

Post-Effective Amendment No. 1
to
Form S-3

REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

BIOTIME, INC.
 (Exact name of registrant as specified in its charter)

California	94-3127919
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

1301 Harbor Bay Parkway, Suite 100 Alameda, California 94502 (510) 521-3390	Peter S. Garcia Chief Financial Officer BioTime, Inc. 1301 Harbor Bay Parkway, Suite 100 Alameda, California 94502 (510) 521-3390

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Office)	(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:
Richard S. Soroko, Esq.
Thompson, Welch, Soroko & Gilbert LLP
3950 Civic Center Drive, Suite 300
San Rafael, California   94903
Tel.  (415) 448-5000

     Approximate date of commencement of proposed sale to the public: From time to time or at one time after the effective date of this Registration Statement as the registrant shall determine.

     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:    ☐

     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.     ☑

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.     ☐

     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.     ☐

     If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.     ☐

     If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to rule 413(b) under the Securities Act, check the following box.     ☐

     Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.  (Check one):

Large accelerated filer ☐	Accelerated Filer ☑
Non-accelerated filer ☐ (do not check if a smaller reporting company)	Smaller reporting company ☐

The information in this prospectus is not complete and may be changed. We may not sell these securities until the post-effective amendment to the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED NOVEMBER 21, 2012

PROSPECTUS SUPPLEMENT

BIOTIME, INC.

906,735 Common Shares

This prospectus supplement relates to 906,735 BioTime common shares that we are issuing to our subsidiary Cell Cure Neurosciences Ltd. in exchange for shares of Cell Cure Neurosciences capital stock pursuant to a Share Purchase Agreement between us.   Cell Cure Neurosciences will offer its BioTime common shares for resale from time to time for its own account.  All of the net proceeds from the sale of the BioTime common shares by Cell Cure Neurosciences will belong to Cell Cure Neurosciences.  See “Use of Proceeds” on page S-5.  Cell Cure Neurosciences is an "underwriter" as defined in the Securities Act of 1933, as amended (the "Securities Act"), with respect to the BioTime common shares being offered for its account.

BioTime common shares are quoted on the NYSE MKT under the symbol BTX.  The closing price of the common shares on the NYSE MKT on November 9, 2012 was $3.34.

These securities involve a high degree of risk and should be purchased only by persons who can afford the loss of their entire investment.  See ‘‘Risk Factors’’ on page S-3.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus.  Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is __________, 2012

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement relates to the offering of our common shares by our subsidiary Cell Cure Neurosciences Ltd. Before buying any of the common shares that are being offering, we urge you to carefully read this prospectus supplement, together with the accompanying prospectus and information incorporated by reference as described under the headings "Where You Can Find More Information" and "Incorporation of Certain Information by Reference" in this prospectus supplement. These documents contain important information that you should consider when making your investment decision.

This prospectus supplement describes the specific terms of the common shares being offered and also adds to, and updates information contained in the documents incorporated by reference into this prospectus supplement. To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in any document incorporated by reference into this prospectus supplement that was filed with the Securities and Exchange Commission (the “SEC”), before the date of this prospectus supplement, on the other hand, you should rely on the information in this prospectus supplement. If any statement in one of these documents is inconsistent with a statement in another document having a later date - for example, a document incorporated by reference into this prospectus supplement - the statement in the document having the later date modifies or supersedes the earlier statement.

You should rely only on the information contained in, or incorporated by reference into this prospectus supplement, in the accompanying prospectus, and in any free writing prospectus that we may authorize for use in connection with this offering. We have not, and Cell Cure Neurosciences has not, authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and Cell Cure Neurosciences is not, making an offer to sell or soliciting an offer to buy our securities in any jurisdiction in which an offer or solicitation is not authorized or in which the person making that offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus, the documents incorporated by reference into this prospectus supplement and in the accompanying prospectus, and in any free writing prospectus that we may authorize for use in connection with this offering, is accurate only as of the date of those respective documents. Our business, financial condition, results of operations and prospects may have changed since those dates. You should read this prospectus supplement, the accompanying prospectus, the documents incorporated by reference into this prospectus supplement and into the accompanying prospectus, and any free writing prospectus that we may authorize for use in connection with this offering, in their entirety before making an investment decision. You should also read and consider the information in the documents to which we have referred you in the sections of this prospectus entitled "Where You Can Find More Information" and "Incorporation of Certain Information by Reference."

Cell Cure Neurosciences is offering to sell, and seeking offers to buy, our common shares only in jurisdictions where offers and sales are permitted. The distribution of this prospectus supplement and the offering of the common shares in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement must inform themselves about, and observe any restrictions relating to, the offering of the common shares and the distribution of this prospectus supplement outside the United States. This prospectus supplement does not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement by any person in any jurisdiction in which it is unlawful for the person to make an offer or solicitation.

The address of our principal executive office is, 1301 Harbor Bay Parkway, Alameda, CA 94502, and our telephone number is (510) 521-3390. Our corporate website address is www.biotimeinc.com. The information contained on our website is not a part of, and should not be construed as being incorporated by reference into, this prospectus supplement.

SUMMARY

This summary highlights certain information about us, this offering and selected information contained elsewhere in or incorporated by reference into this prospectus supplement. This summary is not complete and does not contain all of the information that you should consider before deciding whether to invest in our common shares. For a more complete understanding of our company and this offering, we encourage you to read and consider carefully the more detailed information in this prospectus supplement and the accompanying prospectus, including the information incorporated by reference into this prospectus supplement and the accompanying prospectus, and the information referred to under the heading "Risk Factors" in this prospectus supplement on page S-3 and on page 5 of the accompanying prospectus, and in the documents incorporated by reference into this prospectus supplement and the accompanying prospectus.

 Offering Summary

Common Shares Offered	906,735 outstanding BioTime common shares are being offered by our subsidiary Cell Cure Neurosciences

Common Shares Outstanding	50,894,720 shares as of November 12, 2012, which does not include the 906,735 shares issued to Cell Cure Neurosciences.

Manner of Offering	"At the market" offering that may be made from time to time through. See "Resale of Shares" on page S-7.

Risk Factors

Investing in our common shares involves a high degree of risk. Please read the information contained in and incorporated by reference under the heading "Risk Factors" on page S-3 of this prospectus supplement and page 5 of the accompanying prospectus, and under similar headings in the other documents that are filed after the date hereof and incorporated by reference into this prospectus supplement and the accompanying prospectus.

Stock Exchange Listing

Our common shares are listed on the NYSE MKT under the symbol "BTX"

RISK FACTORS

Investing in our common shares involves risk. Before deciding whether to invest in our common shares, you should consider carefully the risks and uncertainties described below and discussed under the section entitled "Risk Factors" on page 5 of the accompanying prospectus. You should also consider the risks, uncertainties and assumptions discussed under the heading "Risk Factors" included in our most recent annual report on Form 10- K, as amended, as revised or supplemented by our most recent quarterly report on Form 10- Q, each of which are on file with the SEC and are incorporated herein by reference, and which may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future. There may be other unknown or unpredictable economic, business, competitive, regulatory or other factors that could have material adverse effects on our future results. If any of these risks actually occurs, our business, business prospects, financial condition or results of operations could be seriously harmed. This could cause the trading price of our common shares to decline, resulting in a loss of all or part of your investment. Please also read carefully the section below entitled "Disclosure Regarding Forward- Looking Statements."

Risks Related to This Offering

Management of Cell Cure Neurosciences will have broad discretion as to the use of the proceeds from this offering, and may not use the proceeds effectively.

Because Cell Cure Neurosciences has not designated the amount of net proceeds from this offering to be used for any particular purpose, its management will have broad discretion as to the application of the net proceeds from this offering and could use them for purposes other than those contemplated at the time of the offering. Cell Cure Neurosciences’ management may use the net proceeds for corporate purposes that may not improve the performance or prospects of its business or increase the market value of our common shares.

You may experience immediate and substantial dilution.

The offering price per share in this offering may exceed the net tangible book value per share of our common shares outstanding prior to this offering. Assuming that an aggregate of shares of our common stock are sold at a price of $3.34 per share, the last reported sale price of our common shares on the NYSE MKT on November 9, 2012 for aggregate gross proceeds of $3,028,495, after deducting commissions and estimated aggregate offering expenses payable by Cell Cure Neurosciences, you will experience immediate dilution to $3.13 per share, representing the difference between our as adjusted net tangible book value per share as of September 30, 2012 after giving effect to this offering and the assumed offering price. The exercise of outstanding stock options and certain warrants may result in further dilution of your investment. See the section entitled “Dilution” below for a more detailed illustration of the dilution you would incur if you participate in this offering.

DISCLOSURE REGARDING FORWARD- LOOKING STATEMENTS

Some of the statements in this prospectus supplement, the accompanying prospectus and in the documents incorporated herein by reference contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These forward-looking statements reflect our current views with respect to future events or our financial performance, and involve certain known and unknown risks, uncertainties and other factors, including those identified below, which may cause our or our industry’s actual or future results, levels of activity, performance or achievements to differ materially from those expressed or implied by any forward-looking statements or from historical results. We intend the forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act and Section 21E of the Exchange Act. Forward-looking statements include information concerning our possible or assumed future results of operations and statements preceded by, followed by, or that include the words “may,” “will,” “could,” “would,” “should,” “believe,” “expect,” “plan,” “anticipate,” “intend,” “estimate,” “predict,” “potential” or similar expressions.

Forward-looking statements are inherently subject to risks and uncertainties, many of which we cannot predict with accuracy and some of which we might not even anticipate. Although we believe that the expectations reflected in the forward-looking statements are based upon reasonable assumptions at the time made, we can give no assurance that the expectations will be achieved. Future events and actual results, financial and otherwise, may differ materially from the results discussed in the forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements. We have no duty to update or revise any forward-looking statements after the date of this prospectus supplement or to conform them to actual results, new information, future events or otherwise.

The factors described under “Risk Factors” in this prospectus supplement or the accompanying prospectus, and in any documents incorporated by reference into this prospectus supplement or the accompanying prospectus, and other factors could cause our or our industry’s future results to differ materially from historical results or those anticipated or expressed in any of our forward-looking statements.  We operate in a continually changing business environment, and new risk factors emerge from time to time. Other unknown or unpredictable factors also could have material adverse effects on our future results, performance or achievements. We cannot assure you that projected results or events will be achieved or will occur.

USE OF PROCEEDS

All of the proceeds of from the sale of our common shares by Cell Cure Neurosciences through this prospectus supplement will belong to Cell Cure Neurosciences and not to us.  Cell Cure Neurosciences intends to use the net proceeds from the sale of the common shares offered by this prospectus supplement for general corporate purposes, including, without limitation, working capital, capital expenditures, research and development expenditures, regulatory affairs expenditures, and clinical trial expenditures.

As of the date of this prospectus supplement, Cell Cure Neurosciences cannot specify with certainty all of the particular uses for the net proceeds that it will have upon completion of this offering.  Accordingly, Cell Cure Neurosciences’ management will have broad discretion in the application of the net proceeds.

Pending the application of the net proceeds, Cell Cure Neurosciences expects to invest the proceeds in investment grade, interest bearing securities.

DILUTION

If you invest in our common shares, your interest will be diluted immediately to the extent of the difference between the public offering price per share and the adjusted net tangible book value per share of our common shares after this offering.

If you purchase our common shares in this offering, your interest will be diluted to the extent of the difference between the public offering price per share and the net tangible book value per share of our common shares after this offering. We calculate net tangible book value per share by dividing our net tangible assets (tangible assets less total liabilities) by the number of our common shares issued and outstanding as of September 30, 2012.

Our pro forma net tangible book value at September 30, 2012 was $8,121,934, or $0.16 per share.  After giving effect to the sale of our common shares by Cell Cure Neurosciences at an assumed offering price of $3.34 per share, the last reported price of our common shares on NYSE MKT on November 9, 2012, and after deducting commissions and estimated aggregate offering expenses payable by Cell Cure Neurosciences, our pro forma as adjusted net tangible book value as of September 30, 2012 would have been approximately $11.1 million, or $0.21 per common share.  This represents an immediate increase in the net tangible book value of $0.05 per share to our existing stockholders and an immediate dilution in net tangible book value of $3.13 per share to new investors. The following table illustrates per share dilution:

Assumed public offering price per share		$3.34
Pro forma net tangible book value per share as of September 30, 2012	$0.16
Increase in net tangible book value per share attributable to this offering	$0.05

Pro forma as adjusted net tangible book value per share as of September 30, 2012, after giving effect to this offering		$0.21

Dilution per share to new investors purchasing shares in this offering		$3.13

The table above assumes for illustrative purposes that all 906,735 shares are sold by Cell Cure Neurosciences at a price of $3.34 per share, the last reported sale price of our common shares on the NYSE MKT on November 9, 2012, for aggregate gross proceeds of $3,028,495. The shares will be sold from time to time at various prices.  An increase of $1.00 per share in the price at which the shares are sold from the assumed offering price of $3.34 per share shown in the table above, assuming all 906,735 shares are sold at that price, would increase our pro forma as adjusted net tangible book value per share after the offering to $0.23 per share and would increase the dilution in net tangible book value per share to new investors in this offering to $4.11 per share, after deducting commissions and estimated aggregate offering expenses payable by Cell Cure Neurosciences. A decrease of $1.00 per share in the price at which the shares are sold from the assumed offering price of $3.34 per share shown in the table above, assuming all 906,735 shares are sold at that price, would decrease our pro forma as adjusted net tangible book value per share after the offering to $0.20 per share and would decrease the dilution in net tangible book value per share to new investors in this offering to $2.14 per share, after deducting commissions and estimated aggregate offering expenses payable by Cell Cure Neurosciences. This information is supplied for illustrative purposes only.

The above discussion and table are based on 50,868,932 common shares issued and outstanding as of September 30, 2012, and excludes the following, all as of September 30, 2012:

•	warrants to purchase 556,613 common shares at a weighted average exercise price of $10.00 per share and;

•	options under our 2002 Stock Option Plan to purchase 3,492,135 common shares with a weighted average exercise price of $2.33 per share. The 2002 Stock Option Plan expired on September 10, 2002.

To the extent that options or warrants outstanding as of September 30, 2012 have been or are exercised, or other shares are issued, investors purchasing shares in this offering could experience further dilution. In addition, we may choose to raise additional capital due to market conditions or strategic considerations, even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our shareholders.

MARKET FOR OUR COMMON EQUITY

Our common shares were traded on the American Stock Exchange from August 31, 1999 until July 14, 2005; were quoted on the OTC Bulletin Board (“OTCBB”) under the symbol BTIM from July 15, 2005 until October 29, 2009; and were relisted on the NYSE MKT (formerly, the NYSE Amex) on October 30, 2009. On October 12, 2010, we changed the ticker symbol to BTX.

The following table sets forth the range of high and low closing prices for our common shares for the fiscal years ended December 31, 2010 and 2011, and the fiscal quarter ended September 30, 2012, based on transaction data as reported by the NYSE MKT:

Quarter Ended	High	Low
March 31, 2010	$8.42	$4.27
June 30, 2010	$8.20	$5.25
September 30, 2010	$6.50	$4.02
December 31, 2010	$9.94	$4.73
March 31, 2011	$9.53	$6.08
June 30, 2011	$7.92	$4.11
September 30, 2011	$5.94	$4.01
December 31, 2011	$6.20	$3.55
March 31, 2012	$6.35	$4.41
June 30, 2012	$4.83	$3.35
September 30, 2012	$4.98	$3.81

As of April 27, 2012, there were 14,853 holders of the common shares based on the share position listing.

Dividend Policy

We have never paid cash dividends on our capital stock and do not anticipate paying cash dividends in the foreseeable future, but intend to retain our capital resources for reinvestment in our business.  Any future determination to pay cash dividends will be at the discretion of our Board of Directors and will be dependent upon our financial condition, results of operations, capital requirements and other factors as the Board of Directors deems relevant.

RESALE OF SHARES

The common shares offered by this prospectus supplement are being registered for sale for the account of our subsidiary Cell Cure Neurosciences, the holder of those shares.  The 906,735 common shares being offered by Cell Cure Neurosciences through this prospectus supplement were acquired by Cell Cure Neurosciences from us pursuant to a Share Purchase Agreement in which Cell Cure Neurosciences agreed to issue to us shares of its capital stock in exchange for BioTime common shares.  All of the net proceeds from the sale of the BioTime common shares held by Cell Cure Neurosciences will belong to Cell Cure Neurosciences.  See “Use of Proceeds” on page S-5.

Cell Cure Neurosciences may sell its BioTime common shares from time to time by any method that is deemed to be an "at- the- market" equity offering as defined in Rule 415 promulgated under the Securities Act, including sales made directly on or through the NYSE MKT or any other existing trading market for the common shares in the U.S. or to or through a market maker, at prices related to the prevailing market price, or in privately negotiated transactions or through block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction, or through one more of the foregoing transactions.  Cell Cure Neurosciences will sell its BioTime common shares through Cantor Fitzgerald & Co. or such other broker-dealer as BioTime may designate.

The settlement of sales of our common shares is generally anticipated to occur on the third trading day following the date on which the sale was made. Sales of our common shares as contemplated in this prospectus supplement will be settled through the facilities of The Depository Trust Company or by the other means as Cell Cure Neurosciences and any broker-dealer acting as its agent for such sale may agree upon. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

Cell Cure Neurosciences will bear all broker-dealer commissions payable in connection with the sale of its BioTime common shares.  Broker-dealers who acquire BioTime common shares from Cell Cure Neurosciences as principals may resell the common shares from time to time in transactions on the NYSE MKT, or may resell the common shares in negotiated transactions at negotiated prices, and may receive usual and customary commissions from the purchasers of the shares.  Broker-dealers engaged by Cell Cure Neurosciences may arrange for other brokers-dealers to participate in sales.  Broker-dealers may receive commissions or discounts from Cell Cure Neurosciences (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated.

Cell Cure Neurosciences and any broker-dealers who participate in the sale of BioTime common shares by Cell Cure Neurosciences will be deemed to be “underwriters” as defined in the Securities Act.  Any commissions paid or any discounts or concessions allowed to any broker-dealers in connection with the sale of the common shares and any profits received on the resale of any common shares purchased by broker-dealers as principals, will be deemed to be underwriting discounts and commissions under the Securities Act.

During the time that Cell Cure Neurosciences may be engaged in a distribution of its BioTime common shares it will (a) not engage in any stabilization activity in connection with our securities, (b) cause to be furnished to each broker through whom the shares may be offered the number of copies of this prospectus supplement required by the broker, and (c) not bid for or purchase any of our securities, or attempt to induce any person to do so, other than as permitted under the Exchange Act.

The following table shows the number of our common shares beneficially owned by Cell Cure Neurosciences prior to this offering, the maximum number of common shares that may be sold by Cell Cure Neurosciences through this prospectus supplement, and the amount and percentage of the outstanding common shares that will be owned by Cell Cure Neurosciences if it sells all of the shares registered for its account:

Name	Shares Owned Before Offering	Shares Offered	Shares Owned After Offering	Percentage of Outstanding Common Shares Owned After Offering
Cell Cure Neurosciences Ltd.	--	906,735	906,735	1.75%

LEGAL MATTERS

The validity of the common shares offered by this prospectus supplement has been passed upon for BioTime by Thompson, Welch, Soroko & Gilbert LLP, San Francisco and San Rafael, California.  A member of Thompson, Welch, Soroko & Gilbert LLP holds 10,000 BioTime common shares.

EXPERTS

The financial statements incorporated in this prospectus supplement by reference from BioTime’s Annual Report on Form 10-K for the years ended December 31, 2011 and 2010 have been audited by Rothstein Kass, independent registered public accounting firm, to the extent and for the periods set forth in their report incorporated herein by reference, and are incorporated herein in reliance upon such report given upon the authority of said firm as experts in accounting and auditing.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information that we file with them. Incorporation by reference allows us to disclose important information to you by referring you to those other documents. The information incorporated by reference is an important part of this prospectus supplement, and information that we file later with the SEC will automatically update and supersede this information. We filed a registration statement on Form S-3 under the Securities Act of 1933 with the SEC with respect to the securities being offered pursuant to this prospectus supplement. This prospectus supplement omits certain information contained in the registration statement, as permitted by the SEC. You should refer to the registration statement, including the exhibits, for further information about us and the securities being offered pursuant to this prospectus supplement. Statements in this prospectus supplement regarding the provisions of certain documents filed with, or incorporated by reference in, the registration statement are not necessarily complete and each statement is qualified in all respects by that reference. Copies of all or any part of the registration statement, including the documents incorporated by reference or the exhibits, may be obtained upon payment of the prescribed rates at the offices of the SEC listed below in “Where You Can Find More Information.” The documents we are incorporating by reference are:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2011, filed with the SEC on March 14, 2012, and Amendment No.1 thereto filed with the SEC on September 17, 2012;

•	our Quarterly Report on Form 10-Q for the three-month period ended March 31, 2012 filed with the SEC on May 10, 2012;

•	our Quarterly Report on Form 10-Q for the three and six-month period ended June 30, 2012, filed with the SEC on August 9, 2012;

•	Our Quarterly Report on Form 10-Q for the three and nine-month period ended September 30, 2012, filed with the SEC on November 9, 2012;

•
our Current Reports on Form 8-K filed with the SEC on January 3, January 24, April 20, April 25, May 21, June 29, July 26, August 1, August 27, October 4, and November 7, 2012 (not including any information furnished under Items 2.02 or 7.01 on Form 8-K, including the related exhibits, which information is not incorporated by reference herein);

•
the description of our common shares contained in our registration statement on Form 8-A (File No. 001-12830) filed with the SEC on October 26, 2009, including any amendment or report filed for the purpose of updating such description;

•	our definitive proxy solicitation materials filed with the SEC on April 30, 2012; and

•
all of the filings pursuant to the Securities Exchange Act of 1934, as amended, after the date of the filing of the original registration statement and prior to the effectiveness of the registration statement.

In addition, all documents subsequently filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, before the date our offering is terminated or completed are deemed to be incorporated by reference into, and to be a part of, this prospectus supplement.

Any statement contained in this prospectus supplement or in a document incorporated or deemed to be incorporated by reference into this prospectus supplement will be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus supplement modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

We will furnish without charge to you, on written or oral request, a copy of any or all of the documents incorporated by reference, including exhibits to these documents. You should direct any requests for documents to BioTime, Inc., Attention: Secretary, 1301 Harbor Bay Parkway, Alameda, California 94502, (510) 521-3390.

You should rely only on information contained in, or incorporated by reference into, this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus or the accompanying prospectus, or incorporated by reference in this prospectus supplement or the accompanying prospectus.  Cell Cure Neurosciences is not making offers to sell the securities in any jurisdiction in which such an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make such offer or solicitation.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus supplement constitutes a part of a registration statement on Form S- 3 filed under the Securities Act.  As permitted by the SEC's rules, this prospectus supplement, which forms a part of the registration statement, does not contain all the information that is included in the registration statement. You will find additional information about us in the registration statement.  Any statements made in this prospectus supplement concerning legal documents are not necessarily complete and you should read the documents that are filed as exhibits to the registration statement or otherwise filed with the SEC for a more complete understanding of the document or matter.

We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended, and in accordance therewith file quarterly, annual, and current reports and proxy statements and other information with the Securities and Exchange Commission.  You may read and copy any materials we file with Securities and Exchange Commission at the Commission’s Public Reference Room at 100 F Street N.E., Washington, D.C.  20549. You may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330

The Commission maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the Commission.  The address of the site is http://www.sec.gov.

We make available free of charge on or through our Internet website www.biotimeinc.com our annual report on Form 10–K, quarterly reports on Form 10–Q, current reports on Form 8–K, and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act as soon as reasonably practicable after we electronically file the material with, or furnish it to, the Commission.

No dealer, salesperson or other person has been authorized in connection with this offering to give any information or to make any representations other than those contained in this prospectus supplement.  This prospectus supplement does not constitute an offer or a solicitation in any jurisdiction to any person to whom it is unlawful to make such an offer or solicitation.  Neither the delivery of this prospectus supplement nor any sale made hereunder shall, under any circumstances, create an implication that there has been no change in the circumstances of BioTime or the facts herein set forth since the date hereof.

906,735 Common Shares

PROSPECTUS SUPPLEMENT

____________ ____, 2012

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 16.	Exhibits

Exhibit Numbers	Description
1.1	Form of Underwriting Agreement. (2)

1.2	Controlled Equity Offering Sales Agreement dated August 24, 2012 between BioTime, Inc. and Cantor Fitzgerald & Co. †

4.1	Specimen of common share certificate. (1)

4.2	Form of preferred shares certificate, and Form of certificate of designation of preferred shares. (2)

4.3	Form of Indenture.(2)

4.4	Form of Debt Security. (2)

4.5	Form of Warrant Agreement, including form of Warrant Certificate. (2)

4.6	Form of Unit Agreement and unit certificate, if any. (2)

4.7	Form of Right Agreement and right certificate, if any. (2)

5.1	Opinion of Thompson, Welch, Soroko & Gilbert LLP *

12.1	Statement Regarding Computation of Ratio of Earnings to Fixed Charges (2)

23.1	Consent of Rothstein Kass, independent registered public accounting firm.*

23.2	Consent of Thompson, Welch, Soroko & Gilbert LLP (included in Exhibit 5.1)*.

25.1	Statement of Eligibility on Form T-1of Trustee under Debt Indenture. (2)

(1) Incorporated by reference to Registration Statement on Form S-1, File Number 33-44549 filed with the Securities and Exchange Commission on December 18, 1991, and Amendment No. 1 and Amendment No. 2 thereto filed with the Securities and Exchange Commission on February 6, 1992 and March 7, 1992, respectively.

(2)  If applicable, to be filed by amendment or incorporated by reference in connection with an offering of securities registered hereunder.

†    Previously filed.

* Filed herewith.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Post-Effective Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Alameda, State of California on November 21, 2012.

BIOTIME, INC.

By	/s/ Peter S. Garcia
Peter S. Garcia, Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment to the Registration Statement on Form S-3 has been signed below by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Michael D. West	Chief Executive Officer and	November 21, 2012
MICHAEL D. WEST, PH.D.	Director (Principal Executive Officer)

/s/ Peter S. Garcia	Chief Financial Officer (Principal	November 21, 2012
PETER S. GARCIA	Financial and Accounting Officer)

	Director	November __, 2012
NEAL C. BRADSHER

/s/ Arnold I. Burns	Director	November 21, 2012
ARNOLD I. BURNS

/s/ Abraham E. Cohen	Director	November 21, 2012
ABRAHAM E. COHEN

/s/ Alfred D. Kingsley	Director	November 21, 2012
ALFRED D. KINGSLEY

/s/ Pedro Lichtinger	Director	November 21, 2012
PEDRO LICHTINGER

/s/ Judith Segall	Director	November 21, 2012
JUDITH SEGALL

	Director	November __, 2012
ANDREW C. von ESCHENBACH, M.D.

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